Exhibit 10.4(a)

Maximum Amount Guaranty Contract

(Apply to lines of credit)

Ref: Xing Yin Shen Longgang credit (guarantee) zi (2019) No. 0071B

Creditor: Industrial Bank Co., Ltd. , Shenzhen Longgang Branch

Address: Parkland, Longxiang Road, Longgang Town, Shenzhen

Legal Representative / CEO: Wen Xiaoxia

Guarantor: icon energy system (Shenzhen) co., ltd.

Legal Representative / CEO: Pan Dangyu

Contract signed at: Industrial Bank Building, Industrial Bank Co., Ltd. Shenzhen Branch, Futian, Shenzhen

Important notes:

For protecting your rights and interests, please read, check and confirm following items carefully before signing:

1. You have the right to sign this contract. Or you have been given sufficient authority legally.

2. You have read and understood this contract carefully and sufficiently, and have paid attention on assuming, exempting or limiting responsibilities of Industrial Bank Co., Ltd., and the content with bold font.

3. Your company and you have understood the meaning of this contract and relevant legal consequence, and agree to accept these provisions.

4. The contract provided by Industrial Bank Co., Ltd. is a model contract. There is space for modifying, supplement and deleting.

5. If you have further questions to this contract, please consult Industrial Bank Co., Ltd.

The guarantor is voluntary as a financier ("creditor") to provide security for the line of credit of the applicant Huizhou Highpower Technology Co., Ltd. (or "debtor"). In order to clarify the rights and duties, abide by credit, the contracting parties signed this contract in accordance with relevant laws and regulations to comply with.

Article 1 definition and interpretation

In addition to agreed in writing by both parties, then:

1. The master contract (as defined below) agreed definitions and interpretations applicable to this contract.

2. The "claims" or called the principal debt, means the debt approval and provided by the creditor, including loans, lending, trade finance (including but not limited to issuing letters of credit, trust receipts, packing loans, export financing, export collection bills and import bills, etc.), bankers' acceptances, discounted bills , bills buyback, guarantees (including the Independent guarantees, see demand guarantees and standby letters of credit, etc.) and other financing business (including principal, interest, penalty interest, compound interest, liquidated damages, damages, cost of achieving the claim).

Under this contract, the claim of the financier and the debt of the applicant mean the same content.

3. The "principal" refers to the principal debt made by the business transacted by the financier, including but not limited to the principal loans, trade finance capital, bankers' acceptances fare, bill discounting, money advanced for credit of letter, the principal part of guaranteed by the creditor for the debtor.

4. The "guaranteed maximum principal" means the amount agreed by both parties in order to clarify the scope of the claims guaranteed by the covenant. Regardless of times and sum of the debt, the guarantor takes joint liability for all debt under the guaranteed maximum principal.

5. The "validity of guarantee" refers to a continuous uninterrupted period agreed by both parties in order to clarify the scope of the claims by the covenant. The debt happened during the period, whether the settlement deadline is over that period or not, the guarantor takes joint liability for all debt under the guaranteed maximum principal.

6. "The cost of the claim for the creditor" refers to the necessary fees of achieving the credit, including take litigation, arbitration and other ways to pay litigation (arbitration) fees, legal fees, travel expenses, execution fees, security fees, and other expenses.

7. "Master Contract" means credit contract (that is, "General Agreement") and all sub-contract signed by the financier and the applicant.

"Sub-contract" means based on the basic or special contract, the contract signed by both parties after getting approval of the creditor, include the content of each sum, the due date and other rights and obligations. The sub-contract is an integral part of the basic or special contract, with the same legal effect. The forms of contract can be different according to business needs, as the application of L/C, bills or other manner considered fit by the creditor. If the master contract and sub-contract has different part, the sub-contract will be effective.

8. This "working day" refers to the bank business day, If a withdrawal or repayment date is not a Business Day, delay to the next business day.

Article 2 the main credit contract of guarantee

The master contract of guarantee is Basic Credit Line Contract (No. XingYin Shen Longgang credit zi (2019) No. 0071), and its sub-contracts. The sum of credit is RMB twenty million only, credit period is from 19th Mar 2019 to 19th Mar 2020.

The guarantor will be borne joint liability for all debts under the master contract.

Article 3 Maximum guarantee principal

1. Under this contract, maximum guarantee principal is RMB (in word) TWENTY-FOUR MILLION YUAN ONLY.

2. Under the maximum guarantee principal, the guarantor is borne joint liability for all debt balance (including principal, interest, penalty, compound interest, liquidated damages, damages, realization of claims).

Article 4 validity of guarantee

1. Valid period is from 19th Mar 2019 to 19th Mar 2020.

2. The loan under the contract can be used only when during the period of validity, but the guarantor is borne joint liability for each debt whether the debt is in or over the validity of the guarantee contract.

Article 5 guarantee responsibility

1. The guarantor is borne joint liability under this contract. For whatever reason, if the applicant fails to fulfill due debts under the master contract (including but not limited to early recovery of debts because of the default of the applicant or the guarantor's request), the guarantor shall perform the repayment obligation on behalf of the debtor.

2. If there are several guarantors under this contract, all guarantors shall jointly bear joint responsibility.

3. Main debts expire, the debtor fails to repay the debt and interest, the guarantor shall perform the repayment obligation.

4. Furthering the period of the main debt, if the creditor recovers the debt in advance according to the master contract, the guarantor shall bear joint responsibility for this and other debts under the guarantee contract.

Article 6 scope of guarantee

1. The financial claims under this contract ("the secured claims") refers to all debts provided by the creditor to the debtor, including but not limited to the principal debt, interest (including default interest, compound interest), breach of contract , damages , expenses of claims.

2. On the due date, if the applicant refused to repay the loan, which lead to the debt rights also in the range of the guarantee.

3. The principal , interest and other costs, the time of performance, usage, rights and obligations of the parties as well as any other relevant matters under the contract shall prevail by relevant agreements, contracts, application, notice , various certificates and other records, all kinds of certificates and other relevant legal documents issued or signed without guarantor’s confirmation.

4. In order to avoid ambiguity, all fees of prepare, improve, perform or enforce the contract (including, but not limited to attorney’s fees, litigation or arbitration costs etc.) constitute a part of the secured debt.

Article 7 warranty period

The warranty period under the contract:

1. The warranty period under the contract is calculated according to each financing applied by the applicant. For each financing, the warranty period is ended after two years of the expiration.

2. If there are several financings in one master contract, the warranty period of each financing is ended after two years of the expiration.

3. If the principal debt is repayable in installments, there are several financings in one master contract, each warranty period is calculated in installments, and the guarantor shall bear responsibility for two years from the date of expiry.

4. If any extension agreement is signed by financier and debtor without agreed by the guarantor, the guarantor will still bear responsibility for all financing under the contract within two years from the date of extension expiry.

5. If the financier decides to recover the debts in advance, the warranty period is two years since the date of expiry noticed by the financier.

6. The warranty period of bankers' acceptances, letters of credit and letters of guarantee is two years from the date of advance payments. If advance for several times, warranty period is calculated from each advance payment.

7. The warranty period of commercial bills is two years from the date of discount maturity.

Article 8 on demand

As long as financiers submitted notification of debt collection to the guarantor with the contract number and the amount of debt, the guarantor shall immediately perform the repayment and give up all reasons of defense.

Article 9 declaration and commitment of guarantor

The guarantor voluntarily made the following statement and commitment, and liable for its truthfulness:

1. The guarantor is established under the laws and a validly existing legal company, with full civil capacity. The guarantor follows the creditor's request to provide relevant evidence, permits, certificates and other documents required by the creditor.

2. The guarantor has sufficient capacity to fulfill all the obligations and responsibility under the contract, not because of any instruction, financial conditions change, or any agreement with any party to reduce or waive their commitment to settle the obligation.

3. The guarantor has sufficient power, authority and legal right to sign this contract, the guarantor has obtained and fulfilled all necessary approvals and authorizations of its internal or other relevant procedures to make the contract execution and performance, and has achieved and fulfilled any government department or other authority's approval, registration, authorization, consent, license or other relevant procedures for this contract, and signed this contract with all the necessary approvals, registrations, consents, licenses , authorizations and other related procedures remain fully valid.

4. The guarantor signed the contract in full compliance with the relevant Articles of the guarantor, the internal decisions, shareholders and board resolution. The contract does not conflict with any charter, internal decisions, shareholders resolutions, board resolution and the guarantor's policies.

5. The execution and performance of this contract is based on the guarantor's true intention. Loan facility is compliance with legal and regulatory requirements, execution and performance of this contract does not violate any binding law, regulation, ordinance or the contract. This contract is valid and enforceable, as a result of the guarantor’s defects in the execution and performance of this contract to result in the contract is invalid, the guarantor will immediately and unconditionally make compensation for all losses to the creditor.

6. Under this contract, all the documents, financial statements and other information provided by the guarantor is true, complete, accurate and effective, and continue to fulfill the creditor’s request of the financial indicators.

7. Such as a change in ownership structure or key management personnel or other significant events and significant transactions, the guarantor shall require the prior written consent of the financer.

9. When the guarantor has fulfilled the guarantee responsibilities, the guarantor has the right to recover the money from the applicant without prejudice the repayment in the future. However, if the applicant has the claim of the guarantor and the requirement of repayment from the financier at the same time, the guarantor agreed the applicant to repay the debt of the financier first.

10. If the applicant and the guarantor have or will sign a counter- guarantee contract in respect of the obligations under the contract, the counter-guarantee contract shall not prejudice any rights of the financier in law or in fact under the contract.

11. Before pay off the debts, regardless of any reason lead to reduce the guarantee ability of guarantor, the financier has the right to require the guarantor to provide a new full and effective guarantee.

12. There was no any litigation, arbitration or administrative proceedings for the guarantor’s outstanding or known to occur on the guarantor, and there was no events of liquidation or other similar proceedings whether it comes forward by the guarantor or by a third party.

13. If the creditor is forced into disputes between the guarantor and any other party because of fulfilling the obligations under the contract, the guarantor should pay litigation or arbitration costs, legal costs and other expenses.

14. As under the master contract , there are other guarantees ( including but not limited to guarantee , mortgage , pledge, standby and any other form of security ) , the guarantor agrees that one can give up part of security interest or security interest subordinated ( including the collateral is based on the collateral provided by the debtor) , financier and any mortgagor / pledgor (including the mortgagor / pledgor artificially is the debtor himself) can be varied by agreement and subordinated security interest, the amount of the secured creditor and other content, even if financiers made the above act, the guarantor is still voluntary to bear all responsibility of this contract.

15. The guarantor is a company, the commitment to its publication in the national enterprise credit information system of the public information is true, complete and valid, the consent of the guarantor promises continued creditors to query the system in the enterprises to choose the public and not the public information. If required by the creditor to capital verification, the guarantor agrees to capital verification in accordance with the requirements of the creditors and provide professional agency issue a capital verification report.

16. For under this contract and the guarantor/issuer and the bank of any department or agency (including the bank subsidiary), other Banks, non-banking financial institutions or units of financing contract, guarantee under the contract or other contract of any event of default, the guarantor shall promptly notify the creditors in written form.

17. The guarantor if the state administration for industry and commerce or other relevant departments of the state in any establishment, modification or cancellation of registration, it shall notify the creditors prior to application for registration, and immediately after the completion of the registration of the relevant registration copy and submit it to the creditors.

18. The guarantor in this declaration and authorization, the creditor shall have the right to the credit condition of the guarantor has the necessary investigation, and may, according to government departments, bank regulators, and the people's bank of China on the need of construction enterprise and individual credit reporting work, the information about the contract and other relevant information to the departments or institutions established or approved credit inquiry system to submit the credit information, and allows information to be legitimate query here.

Article 10 Obligations of disclosing important transactions and events

1. Guarantor should inform financer of significant transactions and events of guarantor in written timely.

2. During valid period of this contract, stock transfer, reorganization, merger, discrete, shareholding reform, joint venture, cooperation, joint operation, contract, lease, business scope, change of registered capital, major asset transfer, contingent liability, or anything which may affect guarantor’s ability of assuming responsibility should be notified to financer in writing 30 days in advance.

3. Termination of business, going out of business, bankruptcy, dissolution, cancellation of business license, deterioration of financial situation or involving in major business dispute, or anything may affect guarantor’s ability to assume responsibility should be noticed to financer in 7 days by written since the date above things take place.

4. When guarantor involves in major litigation or arbitration with any third party, or other significant thing which may affect guarantor’s ability to assume responsibility, financer should be notified by written in 7 days since the date guarantor receives relevant notice.

5. The guarantor promises that it will not use its legal dispute with third party to damage financer’s right.

Article 11 The rights of creditors

1.	The main creditor under the contract expires or the guarantor fails to perform under this contract, the financier has the right to directly deduct the funds from any account of the guarantor.

2.	The creditor shall have the right to request the guarantor to provide at any time reflects the business situation and credit circumstance of financial reports, financial statements and other information.

3.	As under the master contract , there are other guarantees ( including but not limited to guarantee , mortgage , pledge, standby and any other form of security ) , the guarantor agrees that one can give up part of security interest or security interest subordinated ( including the collateral is based on the collateral provided by the debtor) , financier and any mortgagor / pledgor (including the mortgagor / pledgor artificially is the debtor himself) can be varied by agreement and subordinated security interest, the amount of the secured creditor and other content, even if financiers made the above act, the guarantor is still voluntary to bear all responsibility of this contract.

4.	This contract prior to the establishment of the guarantee or is determined, do not need a guarantor agrees, the creditor shall have the right to the part or all of the creditor's rights under the main contract and its corresponding guarantee rights transferred to a third party (or to establish a trust, the asset management plan and other special purpose vehicle). The guarantor agrees to have the transfer and transfer (if any) of the creditor's rights, still for the creditor's rights and the transferee in accordance with the contract agreement (or to establish a trust, the asset management plan and other special purpose vehicle) and the original security (if any) to provide guarantee to the creditor.

5.	The guarantor if it is a company, if the guarantor in default under this contract, or may endanger realize creditor's rights of the creditor, the creditor shall have the right to demand the guarantor and its shareholders expire subscribed capital contribution obligation acceleration, the guarantor should be in accordance with the requirements for creditors in a timely manner the subscribed capital. The creditor shall have the right to demand the guarantor and its shareholders don't pay dividends.

Article 12 Change in the main contract

Guarantor agrees and confirmed: the creditor and the debtor negotiation to modify, change the main contract, or financing under the main contract extension, are considered to be already prior consent of the consent of the guarantor, don't need to inform the guarantor, the surety shall be relieved of the suretyship liability not breaks.

Article 13 events of default and breach of contract

1. Since this contract comes into force, the financer and the guarantor shall perform the obligations as agreed in the contract, any one party fails to perform or not completely fulfill the obligation of this contract, shall bear the corresponding liability for breach of contract.

2. One of the following circumstances is a guarantor defaults:

(1) Any information provided by guarantor and the statements and commitments stated in Article 9 of this contract are false, inaccurate, incomplete and misunderstood.

(2) the guarantor violates of the foregoing provisions of Article 10, not disclose the significant transactions and events

(3) Deterioration of guarantor’s credit status and obvious weakening of repayment ability (including contingent liability);

(4) Stopping doing business, going out of business, being announced bankruptcy, dissolution, cancellation of business license, involving in major business dispute, and deterioration of finance condition and so on;

(5) the guarantor/issuer or guarantor of controlling shareholders, actual controllers or associates involve significant litigation, arbitration or other disputes, or its material assets seizure, seizure, freezing, enforcement or be taken other measures to have the same effect.

(6) the guarantor/issuer or guarantor of the legal representative, the actual controllers, directors, supervisors and senior managers be taken other compulsory measures, criminal detention or be missing or is declared to be missing, lose the necessary capacity for civil conduct, unable to properly link, dies or is declared dead, death or after being declared dead no successor or legatee, property, receiver or the successor or legatee refused to accept the inheritance or bequest or guardian, the successor or legatee or property receiver refused to continue to perform the contract, under the guise of a marriage and relationship changes to transfer assets or trying to transfer assets, etc., lead to an adverse effect on the guarantor's solvency.

(7) the guarantor under this contract and the bank of any department or agency (including the bank subsidiary), other Banks, non-banking financial institutions or units of financing contract, guarantee any event of default under the contract or other contract.

(8) Other thing which may damage financer’s right.

3. If the guarantor defaults, financer has the right to take one or more following measures:

(1) require the guarantor to remedy;

(2) require the guarantor to perform guarantee obligation in advance;

(3) require the guarantor to provide a new full and effective guarantee;

(4) require the guarantor to perform immediately guarantee responsibility;

(5) require the guarantor to pay under the main contract to finance ten percent of the principal as the breach of contract;

(6) request the guarantor to compensate by default all losses arising from the creditors;

(7) to revoke and withdraw the actions of the guarantor damage the interests of creditors in accordance with the law;

(8) directly deduct the guarantor of any account funds to repay its debt within the scope of guarantee;

(9) to other legal means to pursue the guarantor's liability for breach of contract.

The guarantor shall make the implementation of the above measures and waive all defenses.

Article 14 the independence of the guarantor’s obligations

1. The guarantor's obligations under this contract have independence with no effect of the relationship between any party and the third party, except there are stipulates.

2. The guarantee contract has independence, regardless of any conditions; the guarantee contract is effective even if the master contract is not effective. If the master contract is confirmed as invalid, then the guarantor still bear the joint liability for the debtor’s debts.

3. If the applicant violates the master contract (including but not limited to the applicant fails to use the loan under the sub-contract) , shall not affect the liability of guarantee, the guarantor cannot require to reduce or waive the responsibility of guarantee.

Article 15 the continuity of obligation

1. All the guarantor's obligations under this contract have continuity, for his heir apparent, agent, receiver, the assignee and the main company after merger, reorganization, change the name is completely and equally binding.

2. The guarantor hereby acknowledges, financiers can continuously and cyclically to provide financing to the applicant under the contract, the guarantor has joint for liability of all claims, regardless of the times and sum of each financing.

3. The contract is a continuing guarantee, the guarantor shall bear responsibility of guarantee until the debts is paid off.

4. All or part of the release or discharge of the secured creditor based on any payments, guarantees or other disposition which have been declared invalid or must be repaid, the guarantor’s responsibility will be remain in force.

Article 16 priority subrogation arrangements

The guarantor states that, once the guarantor cannot assume security responsibility, and the guarantor itself has not sufficient property to be repaid, the financier has priority right of any claims against third parties, accounts receivable and other property interests. The guarantor will voluntarily relinquish the defenses against the financier under Article 28 of "security law".

Article 17 offsetting arrangements

The right of the financier under the contract cannot offsetting by the guarantor’s or any other party’s right of offsetting.

Article 18 Files, Communications and Notifications

1. The parties of this Contract hereby confirm that their domiciles and service methods given herein are their service addresses and methods of relevant legal documents (including but not limited arbitration application, arbitration notice, case filing notice or acceptance notice, statement of defense, written counterclaim, evidence, notice of court session, award, mediation document, execution notice, notice of performance within a time limit, and other legal documents during hearing and execution of arbitration).

Recipient: Icon Energy System (Shenzhen) Co., Ltd.

Detailed Address: 4/f, Building A East, Jinmeiwei Industrial Park, High Technology Park, Shangkeng Community, Guanlan Street, Baoan District, Shenzhen

Zip Code: 518000	Tel.:***

Designated Agent (if any):	Detailed Address:

Zip Code:	Tel.:

The parties of this Contract hereby confirm and agree to send legal documents by personal delivery or by the following methods:

☐     Post; ☐     Fax, No.          ; ☐     E-mail, Address:           ;

☐     SMS, Receiving No.:***           .

The foregoing legal documents shall be deemed as having been served (to the principal if having been served to the designated agent) once they are sent by any means to the address given above. In case of change of any party’s service address and service method, the other party shall be timely notified in written form. If the other party is not timely notified, such change shall be deemed invalid and the party of change shall assume relevant responsibilities arising therefrom.

2. Any documents, communications and notifications sent by the way of the above address, shall be deemed to arrive on the following dates:

(1) by post (including speed post, ordinary letter, registered mail), it will be deemed to arrive on the day after five working day;

(2) by facsimile or other electronic means of communication, it will be deemed to arrive on day;

(3) by personal delivery, the date of recipient is deemed to be arriving date.

Notifications by the way of website, online banking, telephone banking or business outlets announcement should be deemed to arrive on day. The creditor does not need to borne any responsibility for any transmission errors, omissions, or delays of mail, fax, telephone or any other communication system.

3. The two sides agreed that the seal of the office seal, financial seal, contract seal, receive seal and credit seal is the effective seal for the documents, communications and notifications. All staves of the debtor have right to receive files, communications and notifications.

Article 19 Applicable Law, Jurisdiction and Dispute Resolution

1. Effective performance, termination, interpretation and dispute settlement etc. of this contract is applicable for china laws.

2. For any dispute about this contract, guarantors and creditors should resolve through friendly consultations; If friendly negotiation fails, the both parties agree to solve by the following section (2) :

(2) To Shenzhen Arbitration Commission for arbitration, to resolve the dispute by the rules of the Arbitration Commission, that the arbitration award is final and binding on both parties. The site selection is in Shenzhen.

3. at the disputed period, the part of not involved has still to be carried out.

Article 20 the contract effectiveness and other matters

1. The contract shall take effect from the date of signature or stamp of both parties..

2. After the effective of this contract, the master contract signed by the financier and the applicant does not need to be confirmed by the guarantor.

3. (3) the guarantor has full read all the terms and conditions of this contract, and pay special attention to the terms of this contract with black font, at the request of the guarantor, the creditor has the corresponding provisions for the purpose of this contract to do, the guarantor/issuer the meanings of the terms of this contract and the corresponding legal consequences have all know and understand fully, volunteered to give priority to contract the debtor to provide guarantee, and guarantee obligations pursuant to this contract.

4. During the effective period of this contract, the creditor gives to the debtor and the guarantor any tolerance, forgiveness, or delay to use the rights and interests, shall not damage, impact or limit the creditor to share the rights and interests in accordance with relevant laws and regulations and this contract, or to be deemed giving up the rights and interests, also do not affect the guarantor to borne any obligation under this contract.

5. The creditor shall have the right to authorize or entrust other branch of industrial bank to perform rights and obligations under this contract (including but not limited to authorized or entrusted bank branches of other related contracts, etc.) according to the debtor’s operation and management, or the loan under this contract as other branch’s to undertake, without prior consent of the guarantor, and the guarantor still bear the responsibility of guarantee.

6.The main contract for the creditor to a debtor to open the l/c, letter of guarantee or standby letter of credit business, creditor and the debtor of the letter of credit, letter of guarantee under the main contract or any modifications, additions or standby letter of credit financing under l/c, etc., such as the financing are considered to be modified or have the prior consent of the consent of the guarantor, the guarantor shall still undertake suretyship liability stipulated in this contract.

7. The attachment is an integral part of this contract, and the attachment of this contract is equally valid.

8. During the period of the line of credit, if the series of contracts, agreements and other legal documents are not explicitly for the contract of guarantee, that shall be deemed as a guarantee by the guarantee contract.

9. This contract is triplet, the creditor holds two copies, the guarantor holds one copy, with equal legal effect.

Article 21 the notarization and voluntarily to accept compulsory execution

1. The contract should be in the provisions of the state notary office for notarization if any party request notarization.

2. The notarized contract have the enforcement effect, if the debtor fails to perform the debt or the creditor shall realize creditor's rights according to laws and regulations and this contract, the creditor shall have the right to directly apply the people's court with jurisdiction for enforcement.

Article 22 supplement:

The creditor (official seal):	/s/ [COMPANY SEAL]

the legal representative (signature):

The guarantor (official seal):	/s/ [COMPANY SEAL]

the legal representative (signature):